EXHIBIT 5(B)(VI)
                          PORTFOLIO MANAGEMENT CONTRACT


         Harris Trust and Savings Bank (the "Adviser"), an Illinois bank and Harris Investment Management, Inc., (the "Portfolio Management Agent") a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), agree as follows:

         1. APPOINTMENT OF PORTFOLIO MANAGEMENT AGENT. The Adviser appoints the Portfolio Management Agent to furnish investment advisory and other services to HT Insight Funds, Inc. d/b/a Harris Insight Funds for its Hemisphere Free Trade Fund (the "Fund") and the Portfolio Management Agent accepts that appointment for the period and on the terms set forth below.

         2. SERVICES OF PORTFOLIO MANAGEMENT AGENT.

         (a) INVESTMENT MANAGEMENT. Subject to the overall control of the Board of Directors of the Company (the "Board of Directors") and the Adviser, the Portfolio Management Agent shall have supervisory responsibility for the general management and investment of the assets of the Fund giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Fund in the Company's Articles of Incorporation, by-laws and registration statements under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to the provisions of the Internal Revenue Code applicable to the Fund as regulated investment companies and to other applicable law (the "Investment Policies and Restrictions"). It is understood that the Portfolio Management Agent intends to enter into an investment subadvisory contract (a "Subadvisory Contract") with each of Bancomer Asesora de Fondos, S.A. de C.V. and Jones Heward Investment Counsel Inc.. Each Subadviser shall have the responsibilities and duties set forth in Section 3 below and in its respective Subadvisory Contract.

         (b) ALLOCATION AMONG COUNTRIES The Portfolio Management Agent shall allocate and reallocate the portion of the Fund's assets to be invested in various countries, including the United States, Canada and Mexico, to be managed by it and the respective Subadvisers.

         (c) MONITORING SUBADVISER. The Adviser shall monitor and evaluate the investment performance of the Subadvisers; and shall monitor the investment activities of the Subadvisers to ensure compliance with the Investment Policies and Restrictions.

         (d) REPORTS AND INFORMATION. The Portfolio Management Agent shall furnish to the Adviser periodic reports on the investment strategy and performance of the Fund and such additional reports and information as the Adviser or the Board of Directors or the officers of the Company may reasonably request.






         (e)   UNDERTAKINGS  OF  PORTFOLIO   MANAGEMENT   AGENT.  The  Portfolio
Management Agent further agrees that it will:

                  (i) At all times be duly registered as an investment adviser under the Investment Advisers Act of 1940 and be duly registered and qualified under other securities legislation in each jurisdiction where such registration or qualification is required, whether as portfolio manager, investment counsel or such other category as may be required;

                  (ii) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations, and policy decisions and procedures adopted by the Board of Directors from time to time;

                  (iii) Select broker-dealers in accordance with guidelines established by the Board of Directors from time to time and in accordance with applicable law (consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Portfolio Management Agent may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Portfolio Management Agent with research advice and other services);

                  (iv) Maintain books and records with respect to the securities transactions of the Funds;

                  (v) Treat confidentially and as proprietary information of the Company all records and other information relative to the Company or to prior, present or potential shareholders, and will not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld, (B) when so requested by the Company, (C) as required by tax authorities or (D) pursuant to a judicial request, requirement or order, provided that the Portfolio Management Agent takes reasonable steps to provide the Company with prior notice in order to allow the Company to contest such request, requirement or order.

         (f) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Management Agent agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Portfolio Management Agent further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (g) INDEPENDENT CONTRACTOR. The Portfolio Management Agent shall for all purposes herein be deemed to be an independent contractor and not an agent of the Company and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way.






         3. SERVICES OF SUBADVISERS. Subject to the overall control of the Board of Directors, the Adviser, the Portfolio Management Agent and pursuant to the terms of its Subadvisory Contract, each Subadviser shall manage the investment and reinvestment of the portion of the Fund's assets allocated to it by the Portfolio Management Agent, giving due consideration to the Investment Policies and Restrictions. The Portfolio Management Agent shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold or sell a security for the portfolio of the Fund.

         4. UNDERTAKINGS OF ADVISER. The Adviser will:

         (a) Furnish to the Portfolio Management Agent promptly a copy of each amendment to the registration statement of the Trust under the 1940 Act and the 1933 Act and of each prospectus and statement of additional information relating to the Fund and any supplement thereto;

         (b) Inform the principal custodian of the Funds (the "Custodian") (currently PNC Bank, N.A.) of the appointment of the Portfolio Management Agent as investment Portfolio Management Agent and portfolio manager of the Funds;

         (c) Instruct the Custodian to cooperate with the Portfolio Management Agent in the provision of custodial services to the Funds; and

         (d) Provide the Portfolio Management Agent with all information that the Portfolio Management Agent may reasonably require insofar as it relates to the custodial arrangements in connection with this Agreement.

         5. EXPENSES BORNE BY PORTFOLIO MANAGEMENT AGENT. The Portfolio Management Agent at its own expense shall furnish personnel, office space and office facilities and equipment required to render its services pursuant to this Agreement.

         6. COMPENSATION OF PORTFOLIO MANAGEMENT AGENT. For the services to be rendered and the expenses to be assumed and to be paid by the Adviser under this Agreement, the Adviser shall pay to the Portfolio Management Agent the advisory fees is receives from the Fund.

         7. NON-EXCLUSIVITY. The services of the Portfolio Management Agent to the Company under this Agreement are not to be deemed exclusive and the Portfolio Management Agent shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

         8. STANDARD OF CARE. Neither the Portfolio Management Agent, nor any of its directors, officers, agents or employees shall be liable or responsible to the Company or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Portfolio Management Agent of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on its part or from reckless disregard of its obligations and duties under this Agreement.






         9. INSPECTION. The Adviser (or any authorized agent of the Adviser as advised in writing to the Portfolio Management Agent) shall have a right to audit, inspect and photocopy documents (and remove such photocopies) relating to investment subadvisory and portfolio management services performed under this Agreement, during normal business hours of the Portfolio Management Agent.

         10. AUTHORIZED PERSONS.

         (a) The Portfolio Management Agent is authorized to accept instructions and directions with respect to this Agreement signed by any one of ______________ of the Adviser. The Adviser will notify the Portfolio Management Agent of any changes in its officers empowered to act under this Agreement.

         (b) The Adviser is authorized to accept instructions and directions with respect to this Agreement signed by any Senior Partner or Partner of the Portfolio Management Agent. The Portfolio Management Agent will notify the Adviser of any changes in its officers empowered to act under this Agreement.

         (c) The Portfolio Management Agent will advise the Custodian of the names of persons from whom the Custodian is authorized to accept instructions regarding investment transactions.

         11. USE OF PORTFOLIO MANAGEMENT AGENT'S NAME AND MARKS. The Portfolio Management Agent grants to the Adviser and the Company the right to use, in marketing, promotional and advertising materials of the Adviser or the Company, any registered trademarks, logos or other marks that the Portfolio Management Agent uses in advertising and publicizing itself and its services as a portfolio manager or investment counsel. Any such material shall be subject to the approval by the Portfolio Management Agent as to form and content prior to its use by the Adviser or the Company. The Portfolio Management Agent consents to the disclosure, in documents relating to the Fund, of its name as the investment sub-adviser and portfolio manager of the assets of the Fund.

         12. AMENDMENT. This Agreement may not be amended with respect to a particular Fund without the affirmative votes (a) of a majority of the Directors of the directors, including a majority of those Directors who are not "interested persons" of the Company, the Adviser or the Portfolio Management Agent and (b) of a "majority of the outstanding shares" of such Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.






         13. TERMINATION. This Agreement may be terminated as to any Fund, at any time, without payment of any penalty, by the Board of Directors, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon at least 60 days' written notice to the Company. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to the Fund for a period of two years from the date hereof and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Directors who are not interested persons of the Trust, the Adviser or the Portfolio Management Agent, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors or by a vote of a majority of the outstanding shares of the Fund.

         14. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

         To the Portfolio
         Management Agent: Harris Investment Management, Inc.
                           190 S. LaSalle  4th Floor
                           Chicago, IL  60603

                           Telephone:  312-461-7699
                           Fax:  312-461-6268

         To the Adviser:   Harris Trust and Savings Bank
                           111 W. Monroe 6W
                           Chicago, IL  60603

                           Telephone:  312-461-4088
                           Fax:  312-293-4291

         To the Company:   HT Insight Funds, Inc.



                           Telephone:
                           Fax:

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.






         15. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company, which shall have all rights against the Portfolio Management Agent as would pertain to it if this Agreement were directly between the Company and the Portfolio Management Agent.

         16. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

         17. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


         Dated: April 9, 1996
                                             HARRIS TRUST AND SAVINGS BANK


                                             By  /s/ Peter P. Capaccio
                                                 -------------------------------
                                                 Name: Peter P. Capaccio
                                                 Title: Senior Vice President
ATTEST:


 ........................................
______________________, Secretary


                                             HARRIS INVESTMENT MANAGEMENT, INC.


                                             By /s/ W.O. Leszinske
                                                --------------------------------
                                                 Name: W.O. Leszinske
                                                 Title:
ATTEST:


 .......................................
______________________, Secretary